UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 16, 2012

PETROSONIC ENERGY, INC.

(Formerly Bearing Mineral Exploration, Inc.)

(Exact name of registrant as specified in its charter)

Nevada	000-53881	98-0585718
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 300, 714 – 1st Street, SE, Calgary, AB CANADA, T2G 2G8

(Address of Principal Executive Offices)

(403) 708-7869

(Issuer's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year	3

ITEM 8.01	Other Events	3

ITEM 9.01	Financial Statements and Exhibits	3

SIGNATURES		4

Exhibit 3.1

2

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

On April 25, 2012, the Board of Directors (the “Board”) of Petrosonic Energy, Inc. (the “Company”) approved a stock split of the Company’s common stock at the rate of 11.25 shares of common stock for each one share of common stock of the Company’s authorized and issued and outstanding shares (the “Stock Split”). The Board of Directors resolved that a Certificate of Amendment be filed with the Nevada Secretary of State reflecting an increase in the number of authorized shares of common stock from 75,000,000 to 843,750,000 resulting from the stock split. The amendment to the Company’s Articles of Incorporation and the stock split took effect on May 16, 2012 upon receipt of approval from the Financial Industry Regulatory Authority (“FINRA”). A copy of the amendment is filed as an exhibit to this report.

Furthermore on May 16, 2012, the Company amended its Articles of Incorporation to change its name from “Bearing Mineral Exploration, Inc.” to “Petrosonic Energy, Inc.” (the “Name Change”). A copy of the amendment is filed as an exhibit to this report.

ITEM 8.01	OTHER EVENTS.

In connection with the name change described in Item 5.03 above, FINRA will assign the Company a new stock symbol 30 business days after the effective date of the Name Change and Stock Split.  In addition, as a result of the Stock Split, FINRA has placed a “D” on the Company’s current stock symbol “BEAXD,” such “D” to be removed 20 business days from the open of business on May 16, 2012.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Description

3.1	Amendments to the Articles of Incorporation of Bearing Mineral Exploration, Inc.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROSONIC ENERGY, INC.

May 18, 2012

/s/ ART AGOLLI
Art Agolli
President, Chief Executive Officer

4

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendments to the Articles of Incorporation of Bearing Mineral Exploration, Inc.

5